Exhibit 4(a).2

Any text removed pursuant to the Company’s confidential
treatment has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Amendment 150
to the Amended and Restated License Agreement
for the Use and Marketing of Programming Materials
dated May 31, 1996 (the “1996 Agreement”)
between
International Business Machines Corporation (IBM)
and
Dassault Systemes, S.A. (OWNER)

This Amendment (“Amendment”) is entered into by and between International Business Machines Corporation (“IBM”), incorporated under the laws of the State of New York and Dassault Systemes, S.A. (“OWNER”), a French société anonyme.

Whereas, OWNER is the owner of 3D/2D Computer Aided Design/Computer Aided Manufacturing/Computer Aided Engineering/Product Integrated Management software programs marketed under various trademarks.

Whereas, the parties wish to add new products to the 1996 Agreement, and wish to amend the 1996 Agreement for the purposes of making the changes associated with the foregoing.

Whereas, to meet customer requirements for more flexible licensing terms, the parties wish to make available Monthly License Charge (MLC) pricing for the V5 CATIA, ENOVIA, SMARTEAM, WLS, CAA and DELMIA products.

Whereas, the parties wish to amend the 1996 Agreement for purposes of making the changes associated with the foregoing.

Now, therefore, the parties agree to the following:

1.0

The following CATIA products are added to Table A. of Attachment XXIII:

IBM PROGRAM NUMBER	PRODUCT NAME	PLC RELATED ROYALTY
		STANDARD CONFIGURATION	ADD-ON PRODUCT	SHAREABLE PRODUCT
5693-CPE	CATIA-COMPOSITES ENGINEERING 2 PRODUCT	[***]	[***]
5691-CPE	CATIA-COMPOSITES ENGINEERING 2 PRODUCT	[***]		[***]
5693-CPM	CATIA-COMPOSITES DESIGN for MANUFACTURING 2 PRODUCT	[***]	[***]
5691-CPM	CATIA-COMPOSITES DESIGN for MANUFACTURING 2 PRODUCT	[***]		[***]
5693-FMP	CATIA-FUNCTIONAL MOLDED PARTS 2 PRODUCT	[***]	[***]
5691-FMP	CATIA-FUNCTIONAL MOLDED PARTS 2 PRODUCT	[***]		[***]

IBM PROGRAM NUMBER	PRODUCT NAME	PLC RELATED ROYALTY
		STANDARD CONFIGURATION	ADD-ON PRODUCT	SHAREABLE PRODUCT
5693-RSO	CATIA-REALISTIC SHAPE OPTIMIZER 2 PRODUCT	[***]	[***]
5691-RSD	CATIA-REALISTIC SHAPE OPTIMIZER 2 PRODUCT	[***]		[***]
5693-LOI	CATIA-2D LAYOUT for 3D DESIGN 1 PRODUCT	[***]	[***]
5691-LOI	CATIA-2D LAYOUT for 3D DESIGN 1 PRODUCT	[***]		[***]
5693-FLX	CATIA-FLEX PHYSICAL SIMULATION 2 PRODUCT	[***]	[***]
5691-FLX	CATIA-FLEX PHYSICAL SIMULATION 2 PRODUCT	[***]		[***]
5693-DFI	CATIA-DATA FILTERING 1 PRODUCT	[***]	[***]
5691-DFI	CATIA-DATA FILTERING 1 PRODUCT	[***]		[***]

2.0

Add the following to Table C. V4 to V5 Migration Paths and Royalty Upgrade Charges – US Royalty Table of Attachment XXIII:

(IBM PROGRAM NUMBER)	(IBM PROGRAM NUMBER)	W/S to W/S UPGRADE ROYALTY
From V4 Products	To V5 Products
5626-COV+GCC	5693-CPE	[***]
5626-COV+GCC	5691-CPE	[***]
5626-COV	5693-CPE	[***]
5626-COV	5691-CPE	[***]
5626-GCM	5693-CPM	[***]
5626-GCM	5691-CPM	[***]

3.0

ENOVIA Products

a)

Add the following Lifecycle Solutions products to Table D of Attachment XXIV:

IBM PROGRAM NUMBER	PROGRAM NAME	PLC RELATED ROYALTY
		STANDARD CONFIGURATION	SHAREABLE PRODUCT
5691-LCP	ENOVIA – LCA Enterprise Process Management Configuration	[***]	[***]
5691-EPD	ENOVIA – LCA Enterprise Process Definition Product	[***]	[***]
5691-EPM	ENOVIA – LCA Enterprise Process Management Product	[***]	[***]

b)

Add the following Enterprise Administration products to Table F of Attachment XXIV:

IBM PROGRAM NUMBER	PROGRAM NAME	PLC RELATED ROYALTY
		STANDARD CONFIGURATION	SHAREABLE PRODUCT
5691-SUA	ENOVIA – LCA Project & System Administrator Configuration	[***]	[***]

c)

The PLC royalty for 5691-VAR ENOVIA – Vault Administration Configuration, added to the Agreement by prior Amendment, is changed from [***] to [***]

4.0

Monthly License Charge

a)

In subsection B.2.2 of the Royalties section of the Agreement, the sentence “MLC option does not apply to CATIA V5”, which was added by item 4.3 of Amendment 118, is deleted.

b)

The V5 sublicense terms for the Licensed Programs, set forth in subsection C of the Royalty section of the Agreement, are modified to add the following:

“The following MLC terms apply to all V5 Licensed Programs:

1)

Royalties for MLC will be equal to [***], except as provided for in (d) below.

2)

Normal geography uplifts apply.

3)

There will be no tiered MLC.

4)

For customer commitments with a minimum duration of twelve (12) months, OWNER agrees to Special Bid terms pursuant to subsection B.1 of the Royalties section, whereby MLC royalties shall be equal to [***].

5.0

V5 Support

Starting with Version 5 Release 15 (“V5R 15”), the support period for each initial and subsequent release of all V5 Licensed Programs will be eighteen (18) months from the date such release is made Generally Available (“GA”) by IBM.  Support shall end on a fixed date, with Service Packs to be provided throughout the support period.  To illustrate, if V5R15 is made GA on May 27, 2005, the end of support date for each V5 Licensed Program included in V5R15 will be November 27, 2006.  The separate “End of Support” and “End of Corrective Service” concepts that have been used by the parties remain valid for V5R14 and prior releases.

Other than the changes indicated above, it is understood that all other terms of the 1996 Agreement including all Attachments and Exhibits thereto remain in full force and effect.

If any provision of this Amendment or the 1996 Agreement (as amended) shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the original intentions of IBM and OWNER as nearly as possible in accordance with applicable laws(s).

The parties agree that any reproduction of this Amendment by reliable means (such as facsimile or photocopy) will be considered an original of this Amendment.

	Agreed to: Dassault Systemes, S.A.		Agreed to: International Business Machines Corporation
By: /s/	Thibault de Tersant	By: /s/	R.A. Arco
	Authorized Signature		Authorized Signature
Name:	Thibault de Tersant	Name:	R. A. Arco
Ttile:	EVP & Chief Financial Officer	Title:	Director, PLM Product Mgmt. & WW Support
Date:	April 29 , 2005	Date:	May 9, 2005

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